                                                                    Exhibit 11

                     GRANITE BROADCASTING CORPORATION
              STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                               Year Ended December 31,
                                           ------------------------------
                                                1996             1997
                                           --------------   -------------

Basic:

Average shares and equivalents
  outstanding..........................        8,611,606        8,764,705
                                           --------------   -------------
                                           --------------   -------------
Loss before extraordinary item.........    $  (5,894,462)   $  (3,466,839)
Extraordinary loss.....................       (2,891,250)      (5,569,119)
                                           --------------   -------------
Net loss...............................    $  (8,785,712)   $  (9,035,958)
                                           --------------   -------------
                                           --------------   -------------

Net loss attributable to common
  shareholders.........................    $ (12,310,993)   $ (31,207,468)
                                           --------------   -------------
                                           --------------   -------------

Per common share:
  Loss before extraordinary item.......    $       (1.09)   $       (2.93)
  Extraordinary loss...................            (0.34)           (0.64)
                                           --------------   -------------
  Net loss.............................    $       (1.43)   $       (3.57)
                                           --------------   -------------
                                           --------------   -------------

Diluted:

Average shares and equivalents
  outstanding..........................        8,611,606        8,764,705
                                           --------------   -------------
                                           --------------   -------------

Loss before extraordinary item.........    $  (5,894,462)   $  (3,466,839)
Extraordinary loss.....................       (2,891,250)      (5,569,119)
                                           --------------   -------------
Net loss...............................    $  (8,785,712)   $  (9,035,958)
                                           --------------   -------------
                                           --------------   -------------

Net loss attributable to common
  shareholders.........................    $ (12,310,993)   $ (31,207,468)
                                           --------------   -------------
                                           --------------   -------------

Per common share:
  Loss before extraordinary item.......    $       (1.09)   $       (2.93)
  Extraordinary loss...................            (0.34)           (0.64)
                                           --------------   -------------
  Net loss.............................    $       (1.43)   $       (3.57)
                                           --------------   -------------
                                           --------------   -------------